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                                                                    EXHIBIT 10.5

                          UMAREX SPORTWAFFEN GmbH K.G.

                           TRADEMARK LICENSE AGREEMENT

This Agreement, effective as of July 1, 2000, by and between UMAREX SPORTWAFFEN, GmbH K.G., a corporation having its principal office at Donnerfeld 2, 59757, Arnsberg, Germany (hereinafter called "Licensor") and GUTMANN CUTLERY, INC., a corporation having its principal office at 1821 Valencia Street, Bellingham, Washington 98226 (hereinafter called "Licensee"). In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Licensor and Licensee, the parties agree as follows:

1.       Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         a. "Marks" shall mean those trademark(s) identified in Exhibit A attached hereto, and also any trade dress of Licensor's products and all of the Licensor's rights in such Marks including, without limitation, common law rights, and registrations and applications for registration of any such Marks in any state, federal or other jurisdiction.

         b. "Licensed Articles" shall mean the articles of merchandise listed in Exhibit B, attached hereto and marked with one or more of the Marks.

         c. "Net Sales Price" shall be the invoiced price at which Licensed Articles are sold or provided by Licensee, less any sales tax, and less any credits for returns actually made or allowances in lieu of returns, provided that such returns and/or allowances relate to sales which were previously included in royalty calculations under this Agreement and less trade discounts and/or retailer promotional programs. The Net Sales Price on account of sales, giveaways, or other transactions, without charge or at discounted prices, and sales to any person directly or indirectly related to or affiliated with Licensee shall be computed based on regular selling prices to the trade. There shall be no deduction from the Net Sale Price on which royalties are due hereunder for uncollectable accounts, advertising expenses or other expenses of any kind except those specifically identified in this Section.

         d.       "Licensed Territory" is the geographic area identified in
                  Section 2(a) of this Agreement.
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         e.       "Minimum Guaranteed Royalty" shall have the meaning set forth in Section 3(a) of this Agreement.

         f. "Contract Year" and "First Contract Year" shall have the meanings given those respective terms set forth in Section 2(c) of this Agreement.

         g. "Dollars" and all references to "royalties", "taxes", "credits", as well as any and all other monetary values set forth herein shall refer to or be computed in U.S. Dollars.

2.       Grant of License, Term, Licensee's Duties

         a. Licensor hereby grants to Licensee an exclusive, indivisible, license, without the right to sublicense, to use the Marks in connection with the manufacture and sale of Licensed Articles only in Canada and the United States and its possessions. Licensee shall not use, or permit the use of, the Marks with any other product or territory, except as specifically provided in this Agreement. Other than the specific license grants set forth in this Agreement, the intellectual property of the Parties shall remain the property of its respective owners.

         b. An annual marketing plan must be submitted by Licensee to Licensor for its approval, along with brand statement and strategy. A minimum of two percent (2%) of gross annual sales revenue from the Licensed Articles is to be spent per year by Licensee for promotional activities including marketing, trade advertising and other advertising and public relations expenditures.

         c. The term of this Agreement shall be for the period beginning July 1, 2000 through December 31, 2005, unless sooner terminated. A new Agreement may be negotiated during the last Contract Year by the parties. A party's determination not to renew this Agreement may be effected without cause. Each period set forth below is referred to as a "Contract Year":

                  First Contract Year        July 1, 2000 through December 31, 2001

                  Second Contract Year       January 1, 2002 through December 31, 2002

                  Third Contract Year        January 1, 2003 through December 31, 2003

                  Fourth Contract Year       January 1, 2004 through December 31, 2004

                  Fifth Contract Year        January 1, 2005 through December 31, 2005

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         d.       Licensee shall use its best efforts to promote the sale of
                  Licensed Articles in the Territory and shall maintain resources and a sales force sufficient and adequate to accomplish Licensee's obligations hereunder.

         e. Licensee shall make available to Licensor or its designated agent(s) any Licensed Article on the most favorable terms and conditions offered by Licensee for that Licensed Article.

3.       Royalties and Payment, Minimum Guaranteed Royalty, Reporting

         a. Licensee shall pay Licensor a One Thousand Dollar ($1,000.00) non-refundable fee on signature. In addition, Licensee shall pay to Licensor a minimum royalty ("Minimum Guaranteed Royalty") for each Contract Year, or portion thereof, until changed by mutual written agreement of the parties. For the First Contract Year, the Minimum Guaranteed Royalty shall be Six Thousand Dollars ($6,000) payable quarterly in four (4) equal quarterly installments commencing April 15, 2001. For each Contract Year thereafter, the Minimum Guaranteed Royalty shall be Six Thousand Dollars ($6,000) and shall be paid in four equal quarterly installments on the dates on which each royalty payment is due in accordance with the terms set forth herein.

         b. Licensee shall pay Licensor a royalty equal to the greater of the Minimum Guaranteed Royalty or five (5%) percent of the Net Sales Price at wholesale of all Licensed Articles sold, distributed or otherwise provided by Licensee during or after the term of this Agreement. Payments and schedules shall be made in accordance with the terms set forth hereinafter.

         c. On or before the fifteenth day of the first month of each calendar quarter beginning October 1, 2000, Licensee shall furnish to Licensor full and accurate statements, certified by the Chief Financial Officer of Licensee, showing the number, description, total Net Sales Prices and gross revenue of the Licensed Articles sold, distributed or otherwise provided by the Licensee during the preceding calendar quarter. Licensee shall, simultaneously with such statements, pay to Licensor the royalty due thereon. Licensee may credit against any such royalty payment any Minimum Guaranteed Royalty payment made by Licensee contemporaneously with such quarterly statement. Any Minimum Guaranteed Royalty paid for any Contract Year shall not be refunded to Licensee. On or before the first day of the fourth month following the end of each Contract Year, Licensee shall furnish to Licensor a statement certified by the Chief Financial Officer of Licensee showing total sales of Licensed Articles, gross revenues


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                  therefrom as well as royalties and royalties paid for the
                  preceding Contract Year. If such statement discloses that the amount of royalties paid during any period to which such statement relates were less than the amount required to be paid, Licensee shall pay such deficiency concurrently with the delivery of the statement. The quarterly and yearly statements shall each show in detail all calculations used in the computation of royalties. All payments and statements made hereunder shall be made exclusively to Licensor's agent, Smith & Wesson Corp. at

                           Smith & Wesson Corp.
                           2100 Roosevelt Avenue
                           Springfield, MA 01102
                           Attn.: J. Steele, Director of Licensing

         d. For purposes of this Agreement, a Licensed Article shall be considered sold or provided when such Article has been shipped, distributed, paid for, billed or invoiced, whichever first occurs.

         e. Any delinquent amounts under this Agreement shall bear simple interest at the rate of 1.5 percent per month, or if lower, the highest rate permitted by Massachusetts law, from the due date thereof until paid.

4.       Protection of Marks

         a. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Marks, both at common law and under applicable laws in the United States and all other jurisdictions, and will not, either directly or indirectly, at any time, do anything to discredit, encumber or diminish any part of such right, title or interest or challenge the validity of this License. Licensee agrees that its use of the Marks will inure entirely to the benefit of Licensor. Licensee shall assist Licensor, to the extent necessary or appropriate, upon request by Licensor, in the procurement of any protection of Licensor's rights in the Marks. Upon Licensor's request from time-to-time, Licensee shall provide Licensor with six
                  (6) specimens of any Mark used on Licensed Articles and whatever other documentation or information may be requested by Licensor for the registration of any Mark in any category into which the Licensed Articles fall.

         b. Licensee shall use the Marks only in the form and manner and with appropriate legends as prescribed from time-to-time by Licensor, and shall not use any other trademark or service mark in combination with any Mark without prior written approval of Licensor. In any written material, including the packaging, advertising materials, catalogs,


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                  brochures and the like associated with the Licensed Articles, in addition to the "(R)" symbol displayed adjacent to the Mark, as appropriate, Licensee shall use the following legend at least once in each such document: "Licensed Trademark of UMAREX SPORTWAFFEN, GmbH K.G."

         c. Licensee recognizes that the Walther name, all trade dress and associated marks are world famous and that, even if not registered in any country, the unauthorized use thereof would seriously dilute the distinctiveness of such name, trade dress and the associated marks and would irreparably harm the Licensor.

         d. Licensee shall immediately notify Licensor, in writing, of any infringements or third party imitations of any Mark or other act of a third party which may concern the Mark(s), of which Licensee becomes aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor.

         e. Licensor shall undertake to apply for and obtain registration, in its name and at its own expense, of any of the Marks in association with the Licensed Articles in any country in which Licensee may request and as deemed by Licensor to be necessary or appropriate to protect the Marks and the goodwill associated therewith.

5.       Assignment of Marks

         If Licensee shall acquire by act or operation of law by deed or operation of law any rights in the marks in any country, Licensee shall notify Licensor and immediately assign such rights to Licensor, together with any goodwill that may have inured to the benefit of the Licensee. Licensee shall not permit any other person to use any of the Marks without Licensor's prior written consent, and shall cause any manufacturer or other person involved in the production, promotion, sale or provision of Licensed Articles to agree to assign to Licensor any rights in any Mark acquired by such manufacturer or other person.

6.       Indemnification

         a. Licensee shall at all times during and after the term of this Agreement, and to the fullest extent permitted by law, indemnify, defend and hold harmless Licensor and Licensor's parents, successors, assigns, franchisees, subsidiaries, affiliates, licensing agents and distributors,


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                  and the present and former directors, officers, agents and employees of each of the foregoing entities, from and against any and all damages, demands, claims, suits, actions, investigations, administrative proceedings, charges, costs and expenses, including, without limitation, attorneys fees and court costs, settlement amounts, judgments, compensation for damages to Licensor's reputation and any losses of any nature which arise out of or are based on the following:

                  (1) Any actual or alleged design defect, manufacturing defect, failure to warn or instruct, breach of contract, breach of express or implied warranty, unfair or deceptive trade practices, failure to pay rightful claims, negligence, strict liability in tort, or under any other legal theory associated in any way with the Licensed Articles;

                  (2) The infringement, alleged infringement or any other violation or alleged violation of any patent, trademark, trade dress or copyright rights or other proprietary rights owned or controlled by third parties by reason of the manufacture, use, advertising, sale, service, distribution or provision of the Licensed Articles;

                  (3) The violation, or alleged violation of any federal, state or local law or law of any jurisdiction, or of any regulation, ruling, standard or directive, or of any industry standard with respect to or applicable to the Licensed Articles;

                  (4) Any insolvency or bankruptcy on the part of the Licensee any act of government or nature which causes any discontinuation of the business of Licensee or any forfeiture, change or discontinuation of full or partial control of Licensee or a Sublicensee;

                  (5) Licensee's breach of any warranty, covenant, representation, agreement or obligation hereunder;

                  (6) Any sets of omissions of Licensee or its agents, servants or contractors with respect to the manufacture, promotion, provision, sale, or servicing of Licensed Articles or use of the Marks by Licensee; or

                  (7) Any other acts or omissions of Licensee or agents, servants or contractors thereof.

         b. Licensee shall promptly give Licensor notice of any action, suit, proceeding, claim, demand, inquiry or investigation relating to the


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                  Marks or Licensed Articles. Licensor may, at its sole option, elect to undertake the defense of any such action, suit, proceeding, claim, demand, inquiry or investigation, provided that such an undertaking by Licensor shall not diminish Licensee's obligation hereunder to indemnify Licensor and to hold it harmless. All losses and expenses incurred under this Section shall be chargeable to Licensee pursuant to its obligations to indemnify under this Section, regardless of any actions, activity or defense undertaken by Licensor or the subsequent success or failure of such actions, activity or defense.

         c. Licensor assumes no liability whatsoever for the acts or omissions of Licensee or any of those with whom Licensee may contract for the promotion, manufacture, distribution, sale or provision, or servicing of Licensed Articles notwithstanding any prior consent by Licensor to such contract.

7.       Insurance

         Licensee shall maintain, throughout the term of this Agreement, at its own expense, liability insurance from a U.S. insurance company with a Moody's rating of "Baa" or higher, with such liability coverages and limits as are acceptable to Licensor, including insurance against claims from bodily injury, property damage and with a limit of insurance of at least one million U.S. dollars ($1,000,000) per occurrence. Such policies shall name Licensor as an additional insured and shall provide that Licensor shall receive at least thirty (30) days prior written notice of intent to cancel, alter or amend such policy. The "other insurance" clause, if any, shall be deleted from such policy with respect to the coverage furnished to Licensor under such policy and shall have no application to any insurance maintained by Licensor. The insurance coverage secured by Licensee shall be primary with respect to Licensor, and other insurance in force with respect to Licensor shall be neither primary nor contributing. Licensee shall provide Licensor, within thirty (30) days after the execution of this Agreement and upon Licensor's request from time-to-time thereafter, with certificates or other evidence of insurance required by this Section. Licensee shall keep all insurance coverages required by this Agreement in full force and effect for a period of three (3) years after the termination of this Agreement.

8.       Quality of Licensed Articles

         a. Licensee agrees, represents and warrants to Licensor, that all Licensed Articles shall be state-of-the-art, of high safety and structural standards, of such style, appearance, quality and consistency as shall be suitable for distribution and satisfactory for consumer usage, and otherwise merchantable and fit for the purposes for which they are intended to be


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                  used. At least thirty (30) days before manufacturing or
                  promoting, and again before distributing, selling or providing any Licensed Article, and upon Licensor's request from time-to-time, Licensee shall submit to Licensor, for its written approval, not to be unreasonably withheld, samples of Mark usage or description of each Licensed Article together with any labeling, packaging, or promotion material and literature in respect of which such Licensed Article is to be marketed, distributed or sold. The number of samples to be furnished by Licensee shall be such reasonable number as Licensor may from time-to-time request. All samples shall be provided without charge to Licensor. No Licensed Article shall be distributed, sold or provided pursuant to this Agreement until Licensee has obtained Licensor's written approval of the samples submitted. It is understood, however, that failure of the Licensor to provide Licensee with written approval or rejection of the samples submitted within twenty (20) business days of the Licensor's receipt of such samples shall be deemed to constitute approval on the part of the Licensor of such samples.

         b. All Licensed Articles shall be of the same quality and workmanship as the approved sample, and in the manufacture and provision thereof, Licensee shall cause to be used state-of-the-art manufacturing processes, techniques and quality control procedures in order to ensure that the Licensed Articles will consistently comply with the highest product quality standards. Under no circumstances shall Licensee sell, distribute, give away or otherwise deal or cause to have sold, distributed, given away or otherwise dealt Licensed Articles that are seconds or sub-standard, that bear a distortion of the Marks or that otherwise do not comply with this Agreement.

         c. Licensee shall consistently distinguish the Licensed Articles from other products and services manufactured, distributed or sold by Licensee and shall avoid any confusing similarity between such other products and services and the Licensed Articles. Licensee shall take such actions as are necessary to maintain the Licensed Articles as separate and distinct lines of styling, design and merchandising from any other product and service manufactured, sold or provided by Licensee.

         d. Licensee shall, no later than ninety (90) days before the expiration of any Contract Year, furnish Licensor a statement showing the number and description of Licensed Articles in inventory and in process.

9.       Compliance with Government, Regulations, Industry Standards and Product
         Testing

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         Licensee agrees that the manufacture, distribution and sale of the
         Licensed Articles will conform at all times to all applicable federal, state and local laws, regulations, industry standards, ordinances and other enactments, including, without limitation, those relating to product safety in all countries into which the Licensed Articles are shipped.

10.      Promotional Material

         Licensee shall not use the Marks or any reproduction thereof in any advertising, promotional or display material without Licensor's prior written approval. Under no circumstances will promotional materials or programs be used by Licensee that reflect unfavorably on the Marks or disparage marks of third parties. All advertising, display or promotional copy utilizing or in any way connected with the Marks, shall carry a notice that the Marks are the property of Licensor, and at least six (6) copies of such advertising, display or promotional copy shall be submitted to Licensor for prior written approval, not to be unreasonably withheld, at least thirty (30) days in advance of production and upon Licensor's request from time-to-time thereafter. Any approval granted by Licensor under this Section will extend only to Licensee's use of the Marks. It is understood, however, that failure of the Licensor to provide Licensee with written approval or rejection of the copies submitted within twenty (20) business days of the Licensor's receipt of such copies shall be deemed to constitute approval on the part of the Licensor of such copies. Licensor shall not be liable for content or accuracy of such advertising, promotional or display material nor for infringement of patents, copyrights, trademarks, or any other proprietary rights owned, used, or controlled by third parties, by reason of Licensee's promotional activities.

11.      Records

         a. Licensee shall keep accurate books of account and records covering all transactions relating to the license herein granted. Licensor and its duly authorized independent accountants or other representatives shall, from time-to-time, have the right at reasonable times upon Licensor's prior written request of at least thirty (30) business days to examine such books of account and records and other documents and material in Licensee's possession or under its control with respect to Licensee's activities in connection with this Agreement, and such persons shall have free and full access for such purposes and may make copies thereof or extracts therefrom. Licensee shall keep all such records available to Licensor for at least three (3) years after expiration or termination of this Agreement. Licensee will designate a symbol or number which will be used exclusively in connection with the Licensed Articles and with no other articles or services which Licensee may manufacture, sell or distribute, and that duplicates of all billings by


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                  Licensee to its customers with respect to Licensed Articles shall be kept by Licensee for inspection as is herein provided. Information on Licensee's sources of supply shall be exempt from examination of records.

         b. If any audit by Licensor shall reveal a shortfall of royalties paid by Licensee against royalties actually due in accordance with this Agreement, Licensee shall within fifteen (15) days make payment to Licensor of such shortfall, plus simple interest at the rate of 1.5 percent per month or if lower, the highest rate permitted by Massachusetts law, for the period of such shortfall. In addition, if such audit shall reveal a shortfall of more than five percent (5%) of royalties due, Licensee shall reimburse Licensor for the services of its accountant and for any other expenses of Licensor incident thereto including, without limitation, any attorneys' fees and costs of collection.

12.      Termination

Licensee may terminate this Agreement without cause by written notice to the Licensor 90 days prior to the conclusion of the First Contract Year. In addition to any other rights which Licensor may otherwise have, Licensor may terminate this Agreement at any time, immediately upon written notice;

         a. If within six (6) months from the date of this Agreement, Licensee shall not have begun the bona fide design, specification and/or concluded contracts for production, distribution or sale of the Licensed Articles; or

         b. If Licensee shall, after said written notice, fail for a period in excess of three (3) consecutive months to continue the bona fide design, specification, distribution or sale of the Licensed Articles; or

         c. If Licensee shall fail to make any payment due hereunder or to deliver any of the statements required hereunder, and if such default shall continue for a period of fifteen (15) days after notice of such default by Licensor to Licensee or if such a failure shall occur twice in any consecutive 12-month period even if both failures are corrected as provided hereunder; or

         d.       If Licensee or its property:

                  (1)      Becomes subject to a receiver or trustee; or

                  (2)      Becomes insolvent; or

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                  (3)      Becomes subject to an involuntary or voluntary
                           petition under National Bankruptcy Laws; or

                  (4)      Makes an assignment for the benefit of its creditors;
                           or

         e. If there is any deliberate deficiency in the Licensee's reporting which affects royalties or gross revenue or any other aspect of this Agreement; or

         f. If any warranty, representation or covenant made by Licensee hereunder, or any information provided by Licensee as to Licensee, its principals or agents or to product quality or safety is false or misleading; or

         g. If Licensee fails to comply with any term or condition of this Agreement, other than those specifically set forth in clauses
                  (a) through (f) above, and such non-compliance continues beyond a period of fifteen (15) days after notice thereof is given by the Licensor.

         Any termination by Licensor shall be without prejudice to any of Licensor's other rights or remedies. Forbearance on the part of Licensor in exercising any of its rights hereunder or as otherwise provided by law shall not be construed to be a waiver of those rights.

13.      Effect of Termination

         a. After expiration or other termination of this Agreement, Licensee shall have no further right to manufacture, distribute, sell, exploit, provide, render or otherwise deal in any Licensed Articles which utilize the Marks, except that Licensee may dispose of Licensed Articles which are on hand or in process or to be provided at the time of expiration or termination so long as (a) Licensee reports, in writing, to Licensor, no later than thirty (30) days after termination of this Agreement, the total number of Licensed Articles which will be disposed of; (b) the sale or provision thereof is completed within six months; (c) all payments when due are made to Licensor; (d) such disposal or provision of Licensed Articles shall be in accordance with the terms of this Agreement; and (e) statements and royalty and gross revenue share payments with respect to that period are made by Licensee in accordance with Section 3. Notwithstanding the foregoing, in the event this Agreement is terminated pursuant to Sections 12(c), 12(d), 12(e), 12(f), or 12(g), Licensee shall not dispose of or provide any Licensed Articles which are on hand, in process or to be provided at the time of termination in association with the Marks. A final statement and payment shall be made by Licensee within fifteen (15) days after the


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                  end of such six-month period. Upon expiration of such 6-month period herein, all molds, plates, prints and other materials used to reproduce the Marks for the manufacture or provision of the Licensed Articles and related advertising shall be destroyed and evidence of such destruction shall be given to the Licensor.

         b. In the event this Agreement expires or is otherwise terminated for any reason, Licensee shall, and hereby does agree to assign to Licensor any and all rights of Licensee in the Marks, including associated goodwill, and the designs, trade dress and styles of the Licensed Articles to the extent such design or styles contain or employ any of the Marks, and shall not thereafter market, manufacture or sell any such designs or styles or use the Marks in any manner in connection with any provided services.

         c. Except as provided in subsection (a) of this paragraph, upon the expiration or termination of this Agreement, Licensee shall immediately cease all further use of the Marks and any names, trademarks, trade dress, characters, symbols, designs, likenesses or visual representations as might be likely to cause confusion or deceive purchasers or prospective purchasers or dilute any trade name, trademark, trade dress or service mark of Licensor including, without limitation, Licensor's corporate and private names, other trademarks, trade dress symbols, designations, indices, slogans and other means of identifying products or services of Licensor, whether or not identified herein as a Mark.

         d. Licensee agrees that the Marks are distinctive and possess special, unique and extraordinary characteristics which make difficult the assessment of the monetary damages that Licensor would sustain by unauthorized use. Licensee recognizes that irreparable injury would be caused to Licensor by any unauthorized use of the Marks and agrees that preliminary and/or permanent injunctive and other equitable relief would be appropriate in the event of a breach of this Agreement by Licensee provided, however, that such remedy shall not be exclusive of other legal remedies otherwise available.

         e. Licensee's obligations and agreements set forth in Sections 3 through 11, 13, 14, 17, 19 and 20 shall survive any termination or expiration of this Agreement.

14.      Notices:

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         All notices and statements to be given hereunder shall be, in writing, any such notice or statement shall be deemed duly given if mailed by certified mail, return receipt requested, if to Licensor, at:

                  UMAREX SPORTWAFFEN, GmbH K.G.
                  c/o SMITH & WESSON CORP.
                  2100 Roosevelt Avenue
                  Springfield, MA 01102

                                            Attention: John Steele

and if to Licensee, at:

                  GUTMANN CUTLERY, INC.
                  1821 Valencia Street
                  Bellingham, WA 98226

                                            Attention: Shiraz Balolia

15.      No Joint Venture

         Nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint ventures, and Licensee shall have no power to bind Licensor in any manner whatsoever. This Agreement shall not be construed as anything other than a trademark license between Licensor and Licensee.

16.      Cancellation

         Licensee acknowledges that Licensor and its subsidiaries, affiliates and franchisees use the Marks to advance and promote Licensor's business, and that Licensor has a paramount obligation to preserve its ability to so use such Marks. Should the use by Licensee of any Mark on Licensed Articles be deemed by Licensor in its discretion to be in violation of any federal, state or local law or to adversely affect the reputation of Licensor or affect the validity, enforceability or distinctiveness of the Mark as a designation of origin for Licensor's own products, then Licensor may terminate this Agreement on ninety (90) days notice to Licensee.

17.      Assignments, Transfers and Sublicenses

         Without the prior written consent of Licensor, which may be withheld in Licensor's sole and reasonable discretion (a) Licensee shall not voluntarily or by operation of law, assign or transfer this Agreement or any of Licensee's rights or duties hereunder or any interest of Licensee herein, except to a third party which is controlled by Licensee, or is associated therewith by common ownership, nor shall Licensee enter into any sublicense for use of the Marks by other persons otherwise than as contemplated by this Agreement; and (b) Licensee shall not sell or otherwise transmit or transfer to any party engaged in the design or manufacture of items similar to any of the Licensed Articles, any design, style, know-how, technology or other item or knowledge of a technical or competitive nature, furnished to Licensee by or through Licensor. Any transfer or attempt to transfer of this license to any entity in which the present directors of Licensee do not have voting control shall be deemed an assignment prohibited hereunder. The consent of Licensor to one assignment, transfer or sublicense shall not be deemed to be consent to any subsequent assignment, transfer or sublicense. Nothing provided herein shall limit Licensor's right to transfer and/or assign any of its rights hereunder.

18.      Scope and Modification

         This Agreement sets forth the entire agreement between the parties, and supersedes all prior agreements and understandings between the parties, relating to the subject matter hereof. None of the terms of this Agreement may be waived or modified except as expressly agreed, in writing, by both parties.

19.      Severability

         Should any provision of this Agreement be declared void or unenforceable, the validity of the remaining provisions shall not be affected thereby.

20.      Governing Laws, Jurisdiction and Venue for Suit

         a. This Agreement shall be made in the Commonwealth of Massachusetts and its terms shall be interpreted in accordance with and governed by the laws thereof.

         b. Any suit, action or other proceeding brought by Licensee which stems from or relates to the subject matter of this Agreement shall be limited to an action brought in U.S. District Court in Springfield, Massachusetts, USA.

         c. Licensee hereby waives any and all right to assert a defense based on jurisdiction and/or venue for an action by Licensor brought in U.S. District Court in Springfield, Massachusetts, USA which stems from or relates to the subject matter of this Agreement.

                                             LICENSOR:

Witnessed By:                                UMAREX SPORTWAFFEN, GMBH & CO., KG

  /s/ [signature not legible]                By:    /s/ [signature not legible]
-----------------------------------             --------------------------------------------
                                             (Title)  President
                                                    ----------------------------------------
                                             Date:  August 23, 2000
                                                  ------------------------------------------


                                             LICENSEE:

Witnessed By:                                GUTMANN CUTLERY, INC.,

    /s/ [signature not legible]              By:    /s/ [signature not legible]
-----------------------------------             --------------------------------------------
                                             (Title)  President
                                                    ----------------------------------------
                                             Date:  July 10, 2000
                                                  ------------------------------------------

                          EXHIBIT "A" - LICENSED MARKS

WALTHER - as seen in U.S. Registration Nos. 1120867 and 0303701

                          EXHIBIT B - LICENSED ARTICLES

Knives
Binoculars
Spotting Scopes
Night-Vision Scopes
Bore Sights, Specifically excludes Rifle and Handgun Sight Scopes. Shooting Safety Glasses and Bookends.

                        UMAREX Sportwaffen GmbH & Co. KG

                    AMENDMENT TO TRADEMARK LICENSE AGREEMENT

This Amendment, effective as of March 14, 2001, by and between UMAREX Sportwaffen GmbH & Co. KG, a corporation having its principal office at Donnerfeld 2, 59757, Arnsberg, Germany (hereinafter called "Licensor") and GUTMANN CUTLERY, INC., a corporation having its principal office at 1821 Valencia Street, Bellingham, Washington 98226 (hereinafter called "Licensee").

Whereas, the above parties have signed a TRADEMARK LICENSE AGREEMENT having an effective date of July 1, 2000 (hereinafter "the Trademark Agreement").

Whereas, the parties desire to modify the Trademark Agreement.

In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Licensor and Licensee, the parties agree to supplement the Trademark Agreement as follows:

1.       Modification of Exhibit B

         The "Licensed Articles" as listed in Exhibit B of the Trademark Agreement shall include "Tool Kits", "Socket Sets", "Wrenches", "Wrench Sets", "Allen Key Sets", "Screwdriver Sets", "Gunsmithing Tools", "Pliers" and "Hearing Protection".

         A copy of the modified Exhibit B is attached to this Amendment.

2.       Scope

This Amendment, together with the Trademark Agreement, sets forth the entire agreement between the parties, and supersedes all prior agreements and understandings between the parties, relating to the subject matter hereof. None of the terms of this Amendment or the Trademark Agreement may be waived or modified except as expressly agreed, in writing, by both parties.

The parties acknowledge that no other term or provision of the Trademark Agreement has been modified by this Amendment.

                                             LICENSOR:

Witnessed By:                                UMAREX SPORTWAFFEN, GMBH & CO., KG

                                             By:    /s/ [signature not legible]
--------------------------------------          ---------------------------------------------------
                                             (Title)  President
                                                    -----------------------------------------------
                                             Date:  03.14.01
                                                  -------------------------------------------------


                                             LICENSEE:

Witnessed By:                                GUTMANN CUTLERY, INC.,

    /s/ [signature not legible]              By:    /s/ [signature not legible]
--------------------------------------       ------------------------------------------------------
                                             (Title)  President
                                                    -----------------------------------------------
                                             Date:  March 8, 2001
                                                  -------------------------------------------------

                        EXHIBIT B - LICENSED ARTICLES
              (As modified by this Amendment dated March 14, 2001)


Knives
Binoculars
Spotting Scopes
Night-Vision Scopes
Bore Sights, Specifically excludes Rifle and Handgun Sight Scopes
Shooting Safety Glasses and Bookends
Tool Kits
Socket Sets
Wrenches
Wrench Sets
Allen Key Sets
Screwdriver Sets
Gunsmithing Tools
Pliers
Hearing Protection